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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            Form 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report   September 30, 1996
                (Date of earliest event reported)



                 THE CHASE MANHATTAN CORPORATION
     (Exact name of registrant as specified in its charter)



     Delaware                  1-5805           13-2624428
(State or other jurisdiction (Commission file  (I.R.S. Employer
 of incorporation)              number)       Identification No.)



     270 Park Avenue, New York, NY                        10017
(Address of principal executive offices)               (Zip Code)




                         (212) 270-6000
      (Registrant's telephone number, including area code)


                         Not applicable
  (Former name or former address, if changed since last report)


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Item 5.  Other Events

       The   Chase   Manhattan  Corporation  (the  "Corporation")

announced  today  that it is launching a co-branded  credit  card with  Wal-Mart Stores, Inc., called the Wal-Mart MasterCard  from

Chase,  which  will  feature no annual fee  and  a  fixed  annual percentage rate of 14.48%.

     The Corporation stated that, as with the launch of its other

co-branded  programs,  the  Wal-Mart  MasterCard  program   would

require  an  up-front  investment with little  immediate  revenue impact  and  that  during the remainder of 1996  the  Corporation expected to incur approximately $40 million as start-up costs for the Wal-Mart MasterCard.

      A  copy  of  the press release is attached  as  an  exhibit hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibits are filed with this Report:


Exhibit Number                     Description
- -----------      --------------------------------------


    99           Press Release.







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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                         THE CHASE MANHATTAN CORPORATION
                              (Registrant)



                         By: /s/ Peter J. Tobin
                           -------------------------------
                           Peter J. Tobin
                           Chief Financial Officer



Dated: September 30, 1996




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                          EXHIBIT INDEX
                    ------------------------



Exhibit Number              Description
- --------------      -------------------------------



99                  Press Release.















80712